UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

GRID DYNAMICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38685	83-0632724
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5000 Executive Parkway, Suite 520

San Ramon, CA 94583

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 523-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GDYN	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	GDYNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2021, Grid Dynamics Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, William Blair & Company, L.L.C., and Cowen and Company, LLC, as representatives (the “Representatives”) of the underwriters (the “Underwriters”), and the selling stockholders named in the Underwriting Agreement (the “Selling Stockholders”), pursuant to which the Company and the Selling Stockholders agreed to offer and sell 4,000,000 and 6,100,262 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), respectively, to the Underwriters at a price to the public of $15.03 per share. Pursuant to the terms of the Underwriting Agreement, the Company and certain of the Selling Stockholders also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,470,039 and 45,000 shares of Common Stock from the Company and those Selling Stockholders, respectively, at the same price to the public per share as the Shares, which the Underwriters have exercised in full. The offering is expected to close on July 6, 2021, subject to customary closing conditions.

The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $77.5 million based on the Underwriters’ exercise of their option in full. The Company intends to use the net proceeds from the offering for general corporate purposes. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The offer and sale of the Shares sold in the offering were registered under the Securities Act of 1933, as amended, pursuant to two effective shelf registration statements on Form S-3 (Registration Nos. 333-255732 and 333-238202) filed with the Securities and Exchange Commission. The offer and sale of the Shares in the offering are described in the Company’s prospectuses constituting a part of the registration statements, as supplemented by a final prospectus supplement, dated June 30, 2021.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
1.1	Underwriting Agreement, dated June 30, 2021, by and among the Company, the Selling Stockholders and the Representatives
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1)
99.1	Press release dated June 29, 2021
99.2	Press release dated July 1, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2021

GRID DYNAMICS HOLDINGS, INC.

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer

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